Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 1881 9th Street, Suite 110 Boulder, Colorado 80302 o: 303.256.5900 f: 866.974.7329

January 19, 2024

Edgewise Therapeutics, Inc.

1715 38th Street

Boulder, Colorado 80301

Re:	Underwritten Registered Direct Offering of Edgewise Therapeutics, Inc.

Ladies and Gentlemen:

We have acted as counsel to Edgewise Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the registration of the offer and sale of up to 21,818,182 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share, pursuant to the Company’s shelf Registration Statement on Form S-3 (File No. 333-264083), filed with the Securities and Exchange Commission (the “Commission”) on April 1, 2022, under the Securities Act of 1933, as amended, and declared effective on May 5, 2022, and the related Registration Statement on Form S-3MEF (File No. 333-276595) (collectively, the “Registration Statement”).

The offering and sale of the Shares is being made pursuant to that certain underwriting agreement, dated January 19, 2024, by and among the Company and Leerink Partners LLC, as representative of the several underwriters named therein (the “Underwriting Agreement”).

We have examined copies of the Underwriting Agreement, the Registration Statement, the base prospectus that forms a part thereof (the “Base Prospectus”) and the prospectus supplement thereto related to the offering of the Shares, which prospectus supplement is dated as of the date hereof (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). We have also examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) that the Underwriting Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company); (v) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; and (vi) the legal capacity of all natural persons.

Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We express no opinion as to the laws of any state or jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

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Edgewise Therapeutics, Inc.

January 19, 2024

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on or about the date hereof for incorporation by reference into the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI Professional Corporation